Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “First Amendment”) is entered into as of August 10, 2026 (the “First Amendment Effective Date”) by and between Umesh Sripad, an individual and resident of the State of Georgia, (the “Employee”) and LifeMD, Inc. (formerly known as Conversion Labs, Inc.), (the “Company”), a Delaware Corporation. The Employee and the Company are also each hereinafter referred to individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, on May 1, 2026: (i) the Company and the Employee entered into an Employment Agreement (the “Employment Agreement”) whereby Employee was hired (effective June 1, 2026) to serve the Company in the capacity as Chief Technology Officer, with a base salary of $450,000, a target bonus of 40% of base salary, and a grant of 75,000 Time-Based RSUs and 75,000 Performance-Based RSUs, subject to vesting dates and performance metrics, as set forth therein and in Exhibit B thereto, LifeMD, Inc. Restricted Stock Unit Award Agreement.

WHEREAS, the Parties desire to further amend the Employment Agreement and replaced the RSU Award Agreement attached thereto to better correlate with the Company’s revised Executive Compensation, revised Corporate Bonus, and new, annual Long Term Incentive Plan (LTIP) grant structure, as described in more detail below.

WHEREAS, for avoidance of doubt, other than the amendments set forth below in this First Amendment, all other provisions of the Employment Agreement remain in effect today and moving further, unless and until amended in the future.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendments. The Employment Agreement shall be further amended as follows, in accordance with the terms and conditions of Section 8 thereof:

a.	Bonus Target:

Employee’s annual Bonus Target remains at 40% of Base Salary. In 2027, unless otherwise determined by the Company’s Compensation Committee of the Board of Directors, a Bonus will only be paid if material weaknesses are eliminated from LifeMD’s 2026 audited financial statements. Any Bonus amount to be paid will be determined pursuant to the Company’s Annual Cash Performance Bonus Plan, as approved by the Company’s Compensation Committee of the Board of Directors. For C-level executives (i.e., including Employee), the Bonus award determination will be 100% tied to corporate performance metrics, which in turn are weighted to revenue and EBITDA performance components relative to the Board-approved annual budget. The Bonus payout curve will range from 0% to 200% of the Bonus Target, depending upon the Company’s performance. Additional details concerning any Bonus amount to be paid will be communicated at the time of such Bonus award determination.

b.	New Target Long Term Incentive Plan (LTIP)

The LifeMD, Inc. Restricted Stock Unit Award Agreement (fully executed on May 1, 2026 and made effective June 1, 2026) is hereby rescinded.

More recently, an executive officer’s Total Compensation is being defined as Base Salary + Bonus Target + Value of Target LTI Award. Here, however, for 2026, as Employee’s aforementioned equity grant: (i) preceded the Company’s broader implementation of the new Target LTIP structure and (ii) was an inducement award, the originally awarded 75,000 Time-Based RSUs and 75,000 Performance Based RSUs will remain intact in number.

However, the timing of vesting of the 75,000 Time-Based RSUs and the metrics to be achieved for the 75,000 Performance-Based RSUs will be adjusted pursuant to, and in accordance with, the further details set forth in the attached, respective TRSU and PRSU Award Agreements.

2. Governing Law; Jurisdiction. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal proceeding arising out of or based upon this First Amendment shall be instituted in the federal courts or the courts of the State of New York and each party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

2. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

[signature on next page]

2

IN WITNESS WHEREOF, each of the undersigned hereby (a) executes this First Amendment to the Employment Agreement; (b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this First Amendment to the Employment Agreement.

EXECUTED as of the First Amendment Effective Date, as set forth above.

LIFEMD, INC.

/s/ Justin Schreiber
By:	Justin Schreiber, Chairman & Chief Executive Officer

EMPLOYEE

/s/ Umesh Sripad
Umesh Sripad, Chief Technology Officer

3